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                                                                    Exhibit 99.1

From:       Hifn, Inc.                                               [HIFN LOGO]
            750 University Avenue
            Los Gatos, CA 95032

Contact:    Hifn, Inc.
            Brian Sparks
            +1 (408) 399-3520
            bsparks@hifn.com

        HIFN(TM) ACQUIRES PICOPROCESSOR POWERNP(TM) PRODUCTS FROM IBM(TM)

      LOS GATOS, CALIFORNIA, JANUARY 5, 2004 -- Hifn, Inc. (Nasdaq: HIFN) announced today that it had closed a definitive agreement with IBM to acquire selected assets and license other intellectual property from IBM associated with the IBM Picoprocessor PowerNP product line for approximately $15 million in cash.

      IBM will manufacture the Picoprocessor PowerNP products for Hifn as part of its foundry business.

      "The Picoprocessor PowerNP products, recognized as the most flexible and powerful solutions in the industry, are an ideal strategic complement to Hifn's security processor business. Hifn anticipates that the acquisition will increase its revenues significantly for FY2004 and beyond, and is accretive," said Chris Kenber, Hifn's Chairman, and CEO. "The transaction with IBM also provides us with licenses to use IBM's network processor technology in our next generation of security services processors, thus giving us an industry leading platform for our next phase of growth."

      IBM's Picoprocessor PowerNP family of network processors is designed into many network developer platforms that are already in volume production. Key customers include Cisco and Huawei.

      About Hifn

      Hifn, of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn's integrated data flow technology enables intelligent secure networks with compression, encryption and application-aware classification. This is central to the growth of the Internet, helping to make electronic mail, web browsing, Internet shopping and
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Hifn(TM)Acquires Picoprocessor PowerNP(TM) Products from IBM(TM)          Page 2


multimedia communications better, faster and more secure. Most of the major network equipment manufacturers use Hifn's patented technology to improve packet processing.

      Hifn was founded in 1996 and is traded on the NASDAQ Stock Exchange under the HIFN symbol. For more information, contact: Hifn, 750 University Avenue, Los Gatos, CA 95032. Phone: +1 (408) 399-3500. Fax: +1 (408) 399-3501. Web:
http://www.hifn.com.


FORWARD-LOOKING STATEMENT NOTICE
 "Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's future financial performance. These forward-looking statements, related to IBM's manufacturing of products for Hifn, anticipated revenue growth as a result of the acquisition, Hifn's anticipated next generation of security services processors, and anticipated future growth, are subject to a number of risks which could cause actual results to vary. Certain of those risks include but are not limited to: Any risks that IBM might discontinue manufacturing, either pursuant to the terms of the agreements or by breach; the risk that market demand for Picoprocessor PowerNP products might not meet Hifn's current expectations; the risk that revenues might not increase as much as expected or at all as a result of the acquisition, due to failure to meet expected revenues, higher than expected costs, or otherwise; dependency on a small number of customers; risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports. Hifn undertakes no duty to update these disclosures.

Hi/fn(R) is a registered trademark of Hi/fn, Inc. Hifn is a trademark of Hi/fn, Inc. IBM and PowerNP are trademarks of International Business Machines Corporation in the United States, other countries, or both. All other trademarks are the property of their respective owners.